                            SUBSIDIARIES OF THE REGISTRANT
- --------------------------------------------------------------------------------
                    Name                                  State of Incorporation
- --------------------------------------------------------------------------------

Spire Technologies, Inc.                                        Utah

Spire Technologies Systems Division, Inc.                       Utah

Amacan Industries, Inc.                                         Utah